Exhibit 99.3

stryker

Spencer Stiles

President and Chief Operating Officer
Incoming Chief Executive Officer | Effective January 1, 2027



Right leader to build on Stryker's momentum and guide next chapter

Growth-oriented and people-focused leader with proven record of execution

- Nearly **three-decade tenure** at Stryker, with **leadership across all segments:** Orthopaedics, MedSurg and Neurotechnology
- Significant **experience leading Stryker businesses and enterprise functions,** with a proven record of **building and integrating businesses through acquisitions**
- **Global operating experience,** with responsibility across Stryker's businesses and regions worldwide
- Proven track record of **developing talent** and **leading complex organizations**
- Advanced strategic portfolio development, helping secure Stryker's **#1 position in orthopaedics**

Distinguished career at Stryker

1999–2010
Began career in marketing and sales before taking on broader marketing, leadership, and general management roles across Endoscopy and Communications

2011–2015
President, Spine

2015–2018
Global President, Instruments

2018–2019
Group President, Neurotechnology, Instruments and Spine
Delivered market-leading growth across businesses representing **$5B+ in worldwide revenue**

2019–2025
Group President, Orthopaedics
Oversaw Stryker's **$9B+ Orthopaedics Group**, including Joint Replacement, Trauma and Extremities, and Digital, Robotics and Enabling Technologies
Executed **$9B+ in M&A transactions**, generating **$1.5B+ in new revenue**
Drove **Mako scale and globalization** strategy
Led **significant portfolio initiatives**, including the acquisition of **Wright Medical**, enhancing Stryker's global market position in trauma and extremities

Jan 2026–current
President and Chief Operating Officer
Oversees Stryker's **$25B+ portfolio** of global businesses, enterprise strategy and M&A

Jan 2027
Becomes Chief Executive Officer and joins Stryker's Board of Directors

> "I am honored to be named Stryker's next CEO and grateful to the Board and Kevin for their trust in me. I am excited to build on our extraordinary legacy and strong foundation as we continue executing our strategy, driving growth and advancing our mission to make healthcare better."
>
> **Spencer Stiles**

Additional details

MDMA — Member of the Medical Device Manufacturers Association Board of Directors, 2019-2026

CHART — Former director of Chart Industries from 2023 through its 2026 acquisition

Education

M — Bachelor's degree in business from Miami University

N — MBA from the University of Nebraska